UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2011

DiamondRock Hospitality Company
(Exact name of registrant as specified in its charter)

Maryland	001-32514	20-1180098
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Bethesda Metro Center, Suite 1500 Bethesda, MD	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 744-1150

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On April 27, 2011, DiamondRock Hospitality Company (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) to report on the voting results of its annual meeting of stockholders held on April 26, 2011 (the “Annual Meeting”), including, among other matters, the results of the advisory vote of stockholders regarding the frequency of advisory stockholder votes on the compensation of the Company’s executives (a “Say-On-Pay Vote”). This Form 8-K/A is being filed as an amendment to the Original Report to disclose the decision of the Board of Directors (the “Board”) as to how frequently the Company will hold a Say-On-Pay Vote.

ITEM 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

In a Say-On-Pay Vote held at the 2011 Annual Meeting, stockholders voted in favor of holding Say-On-Pay Votes annually. Accordingly, in light of this result and other factors considered by the Board, the Board has determined that the Company will hold Say-On-Pay Votes on an annual basis until the next required vote on the frequency of such Say-On-Pay Votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDROCK HOSPITALITY COMPANY

Date: July 28, 2011

By: /s/ William J. Tennis
       William J. Tennis
       Executive Vice President, General Counsel and
       Corporate Secretary